Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------










                         MORTGAGE CAPITAL FUNDING, INC.
                  MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 1998-MC2
                       CLASSES A-1, A-2, B, C, D, E, & X
                          $1,100,000,000 (APPROXIMATE)


                              -------------------

                           CMBS NEW ISSUE TERM SHEET

                              -------------------


                                  JUNE 3, 1998










          [CITIBANK LOGO]                    [J.P. MORGAN & CO. LOGO]
-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

CITIBANK, N.A.                                       J.P. MORGAN & CO.
--------------                                       -----------------
399 PARK AVENUE, 7TH FLOOR                           60 WALL STREET, 3RD FLOOR
NEW YORK, NY 10043                                   NEW YORK, NY 10260

MORTGAGE TRADING & ANALYTICS, AND                    MORTGAGE SALES & TRADING AND STRUCTURING
STRUCTURED FINANCE
Frank Forelle           Phone: (212) 291-3320        Brian Baker           Phone: (212) 648-1413
Vice President          Fax:   (212) 291-3687        Vice President        Fax:   (212) 648-5907

Jeff Sturdevant         Phone: (212) 291-3320        Andy Taylor           Phone: (212) 648-1413
Vice President          Fax:   (212) 291-3687        Vice President        Fax:   (212) 648-5907

Richard Cohen           Phone: (212) 291-3320        Tom Doherty           Phone: (212) 648-1413
Vice President          Fax:   (212) 291-3687        Vice President        Fax:   (212) 648-5907

Nancy Wilt              Phone: (212) 291-3320
Vice President          Fax:   (212) 291-3687

REAL ESTATE FINANCE AND                              REAL ESTATE FINANCE
STRUCTURING

Richard L. Jarocki Jr.  Phone: (212) 559-0217        Larry Blume           Phone: (212) 648-3238
Managing Director       Fax:   (212) 793-5602        Vice President        Fax:   (212) 648-5138

Darrell Wheeler         Phone: (212) 559-0206        Chris Taylor          Phone: (212) 648-6267
Vice President          Fax:   (212) 793-5602        Associate             Fax:   (212) 648-5138

Mark Horinbein          Phone: (212) 559-0216
Vice President          Fax:   (212) 793-5602

Matt Aaronson           Phone: (212) 559-0266        SYNDICATE/PRODUCT MANAGEMENT
Associate               Fax:   (212) 793-5602
                                                     Bret Costain          Phone  (212) 648-0660
                                                     Vice President        Fax:   (212) 648-5909

                                                     Brad Craighead        Phone  (212) 648-0112
                                                     Vice President        Fax    (212) 648-5909

                                                     Michael Glover        Phone  (212) 648-0258
                                                     Vice President        Fax    (212) 648-5379

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                COLLATERAL FACTS
-------------------------------------------------------------------------------
INITIAL POOL BALANCE:                                            $1,214,639,935
NUMBER OF MORTGAGE LOANS:                                        160
NUMBER OF PROPERTIES                                             163
AVERAGE LOAN CUT-OFF DATE BALANCE:                               $7,591,500
AVERAGE PROPERTY CUT-OFF DATE BALANCE:                           $7,451,779
WEIGHTED AVERAGE CURRENT MORTGAGE RATE(a):                       7.215%
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:                    273.8 mos.
WEIGHTED AVERAGE U/W DSCR (b):                                   1.44x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                         70.7%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY(c):                  130 mos.
WEIGHTED AVERAGE SEASONING:                                      3 mos.
-------------------------------------------------------------------------------
(a) Gross Coupon.
(b) U/W DSCR is the ratio of Underwritten Net Operating Income over the annualized debt service payments.
(c) Anticipated Repayment Date for loans with Hyper-Amortization. All information presented herein with respect to Hyper-Amortization Loans assumes that they mature on their respective Anticipated Repayment Dates.

                                  KEY FEATURES
-------------------------------------------------------------------------------
Lead Manager:                   Citibank, N.A.
Co-Manager                      JP Morgan Securities, Inc.
Mortgage Loan Sellers:          Citicorp Real Estate, Inc. (89% of Pool
                                Balance) and Morgan Guaranty Trust Company of
                                New York (11%)
Master Servicer:                CRIIMI MAE Services, L.P..
Special Servicer:               CRIIMI MAE Services, L.P.
Purchaser of Classes
  F, G, H, J, K                 CRIIMI MAE Inc.
Trustee:                        State Street Bank and Trust Company
Pricing:                        On or about June 22,1998
Closing:                        On or about June 26, 1998
Settlement:                     On or about June 26, 1998
Cut-Off Date:                   June 1,1998
Distribution Date:              18th of each month, or following business day
                                (commencing July 1998)
ERISA Eligible:                 Classes A1, A2 and X are ERISA eligible under
                                the individual underwriter's prohibited
                                transaction exemption, subject to certain
                                conditions for eligibility
Representations & Warranties:   Provided by applicable Mortgage Loan Sellers
Structure:                      Sequential pay
Interest Accrual Period:        With respect to any Distribution Date, the
                                calendar month preceding the month in which
                                such Distribution Date occurs.
Day Count:                      30/360
Tax Treatment:                  REMIC
Rated Final Distribution Date:  May 18, 2030
Clean up Call:                  1.0%
Minimum Denominations:          Publicly Offered Classes except Class X:
                                $10,000 & $1 Class X: $1,000,000 Notional
                                Amount & $1
-------------------------------------------------------------------------------

                             LOAN PREPAYMENT TABLE
-------------------------------------------------------------------------------
                                  AGGREGATE
                                   CUT-OFF    % OF    WTD.  WTD. AVG.   WTD.
                          # OF       DATE    INITIAL  AVG.   CUT-OFF    AVG.
RESTRICTION AT          MORTGAGE   BALANCE    POOL    U/W   DATE LTV  MORTGAGE
ORIGINATION              LOANS       (MM)    BALANCE  DSCR   RATIO      RATE
-------------------------------------------------------------------------------
Lockout/YM                122       698.57    57.51%  1.42x   71.0%    7.234%
Lockout/> of YM or 1%      23       131.35    10.81   1.41    70.6     7.417
Lockout/YM/Declining Fee    6        25.60     2.11   1.20    72.8     7.487
Lockout/Declining Fee       4        10.06     0.83   1.37    75.5     7.453
Lockout/Defeasance          1       182.10    14.99   1.35    76.8     7.030
Lockout/Defeasance/YM       1        51.20     4.22   1.05    76.4     7.860
> of YM or  5%/> of
YM or 2%                    1       108.00     8.89   1.95    54.0     6.720
> of YM or 1%               1         4.17     0.34   1.25    79.5     8.400
Lockout/> of YM or
1%/Declining                1         3.60     0.30   1.38    73.4     7.210
-------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG        160    $1,214.64   100.00%  1.44x   70.7%    7.215%
-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                        APPROXIMATE SECURITIES STRUCTURE
----------------------------------------------------------------------------------------------------------------
                                                                                                    EXPECTED
                                            EXPECTED                               EXPECTED WTD     PRINCIPAL
         EXPECTED RATING     APPROX. SIZE    CREDIT         COUPON                 AVERAGE LIFE      PAYMENT
CLASS    (FITCH/MOODY'S)      ($MM) (a)    SUPPORT (a)   DESCRIPTION    DELIVERY   (YRS.)(a)(b)    WINDOW(a)(b)
----------------------------------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES:
  X     AAA/Aaa               1,214.6(c)                     (d)          DTC           9.4        7/98 - 4/18
  A1    AAA/Aaa                [245.7]       [27.0%]         TBD          DTC           5.5        7/98 - 11/07
  A2    AAA/Aaa                [641.0]       [27.0]          TBD          DTC           9.7        11/7 - 5/08
  B     AA/Aa2                  [60.7]       [22.0]          TBD          DTC           9.9        5/08 - 5/08
  C     A/A2                    [60.7]       [17.0]          TBD          DTC           9.4        5/08 - 6/08
  D     BBB/Baa2                [54.7]       [12.5]          TBD          DTC          10.0        6/08 - 6/08
  E     BBB-/Baa3               [48.6]        [8.5]          TBD          DTC          10.5        6/08 - 9/10

PRIVATELY PLACED CLASSES (144A):
----------------------------------------------------------------------------------------------------------------
  F     NOT OFFERED HEREBY
  G     NOT OFFERED HEREBY
  H     NOT OFFERED HEREBY
  J     NOT OFFERED HEREBY
  K     NOT OFFERED HEREBY

     TOTAL SECURITIES:       $1,214.6
----------------------------------------------------------------------------------------------------------------
(a) All information presented herein regarding Class size and anyinformation derived therefrom is estimated.
    Class sizes and accordingly, such derivative information, may vary (and may vary substantially). Investors should review the final prospectus to confirm the actual class sizes.
(b) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated
    Repayment Dates.
(c) Notional amount.
(d) The Class X coupon is calculated, in general, as the excess of (i) the weighted average Net Mortgage Rate, determined without regard to any modifications of the mortgage loans, in effect from time to time on the mortgage loans over (ii) the weighted average of the Pass-Through Rates in effect from time to time on the
    Class A1 through Class K Certificates.

                                                       STRUCTURAL OVERVIEW
        [  ] Offered Certificates   [//] Certificates Not Offered

 ------------------------------------------------------------------------------------------------------------------  <--- Initial
|                                                                                                                  |      Net WAC
|                       X-IO                                           ----------- -----                           |
|                    AAA/Aaa om                                       |           |/////|                          |
|          1,214 ($mm) Notional Amount om                   ----------|     E     |/ F /|                          |
|                                                          |          | BBB-/Baa3 |/////|                          |
|                                                ----------|    D     |           |/////|                          |
|                                               |          | BBB/Baa2 |           |/////|                          |
|                                     ----------|    C     |          |           |/////|                          |
|                                    |          |   A/A2   |          |           |/////|----- ----- ----- -----   |
|               ---------------------|     B    |          |          |           |/////|/////|/////|/////|/////|  |
|              |                     |  AA/Aa2  |          |          |           |/////|/ G /|/ H /|/ I /|/ K /|  |
|   -----------|          A2         |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |           |       AAA/Aaa       |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |     A1    |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |  AAA/Aaa  |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |           |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |           |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |           |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |           |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
|  |           |                     |          |          |          |           |/////|/////|/////|/////|/////|  |
 ------------------------------------------------------------------------------------------------------------------

Note:  Bars are not drawn to proportion

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                          STRUCTURAL OVERVIEW - CONT.
-------------------------------------------------------------------------------

O    The Mortgage Pool will be comprised of one Loan Group

     -- Principal will be paid sequentially to Class A1, A2, B, C, D, E, F, G, H, J, and K Certificates (If principal balances of all such Classes other than Classes A1 and A2 have reduced to zero, principal will be allocated to Class A1 and A2 pro-rata)

O Class X will receive interest payments pro-rata (based on interest entitlements) with the Class A1 and Class A2 Certificates each month

O Each of the Classes (except Class X) will be subordinate to earlier alphabetically lettered classes (Losses will be allocated in reverse alphabetical order to Classes with certificate balances and pro-rata to Classes A1 and A2)

O The Master Servicer will cover net prepayment interest shortfalls, up to the portion of the Master Servicing Fee equal to 0.04% per annum. Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated in reverse alphabetical order to the Subordinate Certificates and then pro-rata (based on interest entitlements) to the Class A1, Class A2 and Class X Certificates

O    All Classes will pay interest on a 30/360 basis

O Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to Classes with certificate balances (in the case of the Class A1 and Class A2 Certificates, pro rata based on certificate balances)

O IO protected with regard to loan modifications and waivers that reduce Mortgage Rate

                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------

O The Mortgage Pool is comprised of 160 multifamily and commercial loans with an aggregate Cut-Off Date Balance of approximately $1,214,639,935

O All of the Mortgage Loans are secured by first mortgage liens on multifamily and commercial properties

O    The Mortgage Pool's average Cut-Off Date Balance is approximately
     $7,591,500

O The Mortgage Pool's weighted average current Underwritten Debt Service Coverage Ratio is 1.44x (a)

O    The Mortgage Pool's Cut-Off Date LTV is 70.7%

O The Mortgage Pool's weighted average Mortgage Rate is approximately 7.215% per annum

(a) Underwritten Debt Service Coverage Ratio is the ratio of Underwritten NOI over the annualized debt service payments.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                       ALLOCATION OF PREPAYMENT PENALTIES
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS

Prepayment premiums will be allocated between the Publicly Offered Certificates then entitled to principal distributions and the Class X Certificates as follows:

     O A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) will be allocated to each class of the Publicly Offered Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a fraction (expressed as a percentage which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of such Class of the Publicly Offered Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

              ---------------------------------------------------------------
                   Prepayment           (Pass-Through Rate - Discount Rate)
               Premium Allocation   =   -----------------------------------
                   Percentage              (Mortgage Rate - Discount Rate)
              ---------------------------------------------------------------

     O The remaining percentage of the Prepayment Premiums will be allocated to the Class X Certificates

     O In general, this formula provides for an increase in the allocation of Prepayment Premiums to the Publicly Offered Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

     Allocation of Prepayment Premiums Example

          Discount Rate Fraction Methodology:
             Mortgage Rate                     =  9%
             Bond Class Rate                   =  7%
             Treasury Rate                     =  6%

         BOND CLASS ALLOCATION    |             CLASS X ALLOCATION
     -----------------------------|--------------------------------------------
                                  |
            7% - 6%               |
            -------  = 33 1/3%    | Receives excess premiums = 66 2/3% thereof
            9% - 6%               |

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                            PREPAYMENT RESTRICTION ANALYSIS (a) (b)
------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION     CURRENT     JUNE     JUNE     JUNE     JUNE     JUNE     JUNE     JUNE     JUNE     JUNE     JUNE
                                       1999     2000     2001     2002     2003     2004     2005     2006     2007     2008
------------------------------------------------------------------------------------------------------------------------------
Lock-out (c)                90.80%    89.90%   87.00%   86.40%   38.90%   31.10%   28.10%   21.70%   17.80%   17.30%    0.00%
Yield Maintenance            9.20%    10.10%   12.70%   13.20%   60.20%   67.70%   69.40%   74.60%   78.50%   69.20%  100.00%
5.00 - 5.99%                 0.00%     0.00%    0.20%    0.20%    0.60%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
4.00 - 4.99%                 0.00%     0.00%    0.00%    0.10%    0.20%    0.80%    0.00%    0.00%    0.00%    0.00%    0.00%
3.00 - 3.99%                 0.00%     0.00%    0.00%    0.00%    0.10%    0.00%    2.10%    1.40%    0.00%    0.00%    0.00%
2.00 - 2.99%                 0.00%     0.00%    0.00%    0.00%    0.00%    0.10%    0.00%    2.10%    1.40%    0.00%    0.00%
1.00 - 1.99%                 0.00%     0.00%    0.00%    0.00%    0.00%    0.30%    0.00%    0.00%    1.80%    1.80%    0.00%
0.01 - 0.99%                 0.00%     0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%
No Prepay Penalties          0.00%     0.00%    0.00%    0.00%    0.00%    0.00%    0.40%    0.20%    0.50%   11.80%    0.00%
------------------------------------------------------------------------------------------------------------------------------
TOTAL                      100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
------------------------------------------------------------------------------------------------------------------------------
AGGREGATE MTG BALANCE      1,214.6   1,199.0  1,182.4  1,164.4  1,145.0  1,123.2  1,097.8  1,055.8  1,026.6    995.3    141.1
% OF CUT-OFF BALANCE       100.00%    97.70%   97.30%   95.90%   94.30%   92.50%   90.40%   86.90%   84.50%   81.90%   11.60%
------------------------------------------------------------------------------------------------------------------------------
(a) Table calculated using modeling assumptions and assuming no prepayments of principal.
(b) Totals may not equal due to rounding.
(c) Includes defeasance.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                      DISTRIBUTION OF CUT-OFF DATE BALANCE
----------------------------------------------------------------------------------------------------------------
                                                                                          WEIGHTED
                                                                      % OF                AVERAGE     WEIGHTED
                            NUMBER OF                 AGGREGATE      INITIAL   WEIGHTED   CUT-OFF     AVERAGE
RANGE OF CUT-OFF DATE       MORTGAGE    NUMBER OF    CUT-OFF DATE      POOL     AVERAGE    DATE       MORTGAGE
BALANCE ($)                   LOANS     PROPERTIES    BALANCE (a)    BALANCE   U/W DSCR     LTV         RATE
----------------------------------------------------------------------------------------------------------------
$0 - $999,000                   10          10         $8,026,664      0.7%       1.61x     59.8        7.266%
$1,000,000 - $2,499,999         65          65        112,080,200      9.2        1.43      71.7        7.437
$2,500,000 - $4,999,999         40          41        144,269,908     11.9        1.43      72.3        7.519
$5,000,000 - $7,499,999         15          16         93,840,844      7.7        1.32      74.6        7.389
$7,500,000 - $9,999,999         10          10         89,878,908      7.4        1.41      71.5        7.286
$10,000,000 - $14,999,999       11          12        140,569,625     11.6        1.36      73.9        7.172
$15,000,000 - $24,999,999        3           3         59,622,517      4.9        1.24      74.2        7.391
$25,000,000 - $49,999,999        2           2         60,442,352      5.0        1.24      78.2        7.355
$50,000,000 - $99,999,999        1           1         51,200,000      4.2        1.05      76.4        7.960
$100,000,000 - $149,999,999      1           1        108,000,000      8.9        1.95      54.0        6.720
$150,000,000 - $200,000,000      2           2        346,708,915.    28.5        1.47      69.8        6.973
----------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG.            160         163     $1,214,639,935    100.00%      1.44x     70.7%       7.215%
----------------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                  GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE
------------------------------------------------------------------------------------------------------------------
                                                                                            WEIGHTED
                                                                                WEIGHTED    AVERAGE      WEIGHTED
                      NUMBER OF                    AGGREGATE     PERCENTAGE     AVERAGE     CUT-OFF      AVERAGE
                      MORTGAGE     NUMBER OF     CUT-OFF DATE    OF INITIAL       U/W         DATE       MORTGAGE
  PROPERTY STATE        LOANS     PROPERTIES      BALANCE (a)   POOL BALANCE     DSCR      LTV RATIO       RATE
------------------------------------------------------------------------------------------------------------------
Massachusetts             6            6          193,701,321      15.95%        1.56x        62.0%       6.956%
New York                  4            4          193,314,921      15.92         1.35         76.6        7.054
California               19           19          120,064,884       9.88         1.22         72.7        7.687
Minnesota                 3            3          112,174,946       9.24         1.93         54.7        6.766
Illinois                  8            8           66,354,871       5.46         1.27         79.0        7.214
Georgia                   8            8           64,749,213       5.33         1.41         75.6        7.299
Texas                    11           11           53,801,343       4.43         1.36         72.5        7.498
Florida                  10           10           45,021,584       3.71         1.33         75.3        7.359
Ohio                     13.5         15           31,877,517       2.62         1.30         75.9        7.561
Colorado                 13           13           30,703,612       2.53         1.50         73.0        7.056
Michigan                  7            7           24,862,780       2.05         1.55         76.3        7.265
New Hampshire             2.5          3           24,531,689       2.02         1.35         77.9        7.003
Puerto Rico               1            1           23,465,010       1.93         1.29         69.2        7.500
Tennessee                 6            6           22,488,028       1.85         1.21         72.5        7.477
Virginia                  6            6           17,725,257       1.46         1.59         69.9        7.542
Maine                     1            1           17,350,000       1.43         1.25         75.4        7.560
Arizona                   4            4           16,279,664       1.34         1.34         76.3        7.182
Alabama                   4            4           16,278,875       1.34         1.28         73.1        7.383
Wisconsin                 5            5           14,187,693       1.17         1.42         63.8        7.774
Washington                2            2           13,655,602       1.12         1.27         76.9        6.773
Connecticut               2            3           13,469,532       1.11         1.22         69.5        7.517
New Jersey                2            2           12,680,098       1.04         1.54         61.9        7.303
Pennsylvania              4            4           12,207,278       1.01         1.38         80.0        7.305
Arkansas                  2            2           11,572,596       0.95         1.82         63.9        6.810
Nebraska                  1            1           10,546,188       0.87         1.33         70.3        7.440
Oregon                    1            1            9,786,133       0.81         1.49         89.0        7.100
Hawaii                    1            1            7,806,673       0.64         1.15         71.0        7.780
Kansas                    1            1            7,667,610       0.63         1.28         76.7        7.390
North Carolina            3            3            6,103,214       0.50         1.50         67.6        7.330
South Carolina            2            2            5,183,304       0.43         1.52         67.5        7.639
Iowa                      1            1            4,173,195       0.34         1.25         79.5        8.400
Nevada                    1            1            2,744,696       0.23         1.33         74.2        7.290
Rhode Island              1            1            2,696,391       0.22         1.32         79.9        7.330
Indiana                   1            1            1,644,770       0.14         2.62         53.9        7.260
Maryland                  1            1            1,446,609       0.12         1.02         90.4        7.170
Missouri                  1            1            1,169,426       0.10         1.33         69.4        7.750
Idaho                     1            1            1,153,413       0.09         1.47         72.1        7.220
------------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG      160          163       $1,214,639,935     100.00%        1.44x        70.7%       7.215%
------------------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE
-------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                               [MAP OF AMERICA]

ME  1.43%              PR  1.93%              WI  1.17%              AZ  1.34%
NH  2.02%              GA  5.33%              IL  5.46%              ID  0.09%
MA 15.95%              FL  3.71%              MN  9.24%              WA  1.12%
RI  0.22%              NY 15.92%              IA  0.34%              OR  0.81%
CT  1.11%              PA  1.01%              MO  0.10%              NV  0.23%
NJ  1.04%              OH  2.62%              AR  0.95%              CA  9.88%
MD  0.12%              TN  1.85%              NE  0.87%              HI  0.64%
VA  1.46%              AL  1.34%              KS  0.63%
NC  0.50%              MI  2.05%              TX  4.43%
SC  0.43%              IN  0.14%              CO  2.53%

                                  [PIE CHART]

                            Other             lllinois
                           27.46%               5.46%

                        Massachusetts          Georgia
                           15.95%               5.33%

                          New York              Texas
                           15.92%               4.43%

                         California            Florida
                            9.88%               3.71%

                          Minnesota             Ohio
                            9.24%               2.62%

--------------
Totals may not add up due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                        PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE BALANCE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          WEIGHTED
                                                                                              WEIGHTED     AVERAGE     WEIGHTED
                        NUMBER OF                   AGGREGATE      PERCENTAGE      AVERAGE    AVERAGE      CUT-OFF      AVERAGE
                        MORTGAGE     NUMBER OF    CUT-OFF DATE     OF INITIAL   CUT-OFF DATE     U/W        DATE       MORTGAGE
PROPERTY TYPE             LOANS     PROPERTIES     BALANCE (a)    POOL BALANCE     BALANCE       DSCR     LTV RATIO      RATE
---------------------------------------------------------------------------------------------------------------------------------
Office                     32.5         33        $515,077,585         42.4%    $15,608,412     1.39x       69.9%        7.17%
Multifamily                36.0         37         226,930,625         18.7       6,133,260     1.34        78.3         7.13
Anchored Retail            17.0         17         126,764,568         10.4       4,312,042     1.35        72.5         7.44
Retail                     29.0         29          71,589,381          5.9       2,468,599     1.36        73.6         7.46
Mixed Use (b)               5.0          5         115,890,656          9.5      23,178,131     1.91        55.2         6.74
Hotel                      22.0         22          98,810,837          8.1       4,491,402     1.50        71.1         7.60
Industrial                 10.5         12          26,601,385          2.2       2,216,782     1.37        69.9         7.53
Health Care                 3.0          3          19,571,339          1.6       6,523,780     1.43        75.7         7.29
Student Housing             1.0          1           6,400,000          0.5       6,400,000     1.24        65.5         6.97
Mobile Home Park            2.0          2           3,664,797          0.3       1,832,398     1.24        72.9         7.53
Nursing Home                2.0          2           3,338,761          0.3       1,669,380     2.13        66.9         7.88
---------------------------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG        160.0        163      $1,214,639,935        100.0%     $7,591,500     1.44x       70.7%        7.215%
---------------------------------------------------------------------------------------------------------------------------------
(a) Mixed use includes the $108mm Minneapolis City Center Loan which represents 8.89% of the pool .

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                    Nusing Home                    Lodging
                       0.27%                        8.14%

                  Anchored Retail           Industrial/Warehouse
                      10.44%                        2.19%

                    Multifamily               Mobile Home Park
                      18.68%                        0.30%

                      Office                     Health Care
                      42.41%                        1.61%

                     Mixed Use                 Student Housing
                       9.54%                        0.53%

                      Retail
                       5.89%

-------------------------------------------------------------------------------
Totals may not add up due to rounding

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                         DEBT SERVICE COVERAGE RATIO
------------------------------------------------------------------------------------------------------------
                                                                     WEIGHTED      WEIGHTED     WEIGHTED
                         NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE      AVERAGE      AVERAGE
       RANGE OF           MORTGAGE    CUT-OFF DATE   INITIAL POOL       U/W      CUT-OFF DATE   MORTGAGE
      U/W DSCR'S           LOANS      BALANCE (a)       BALANCE        DSCR       LTV RATIO       RATE
------------------------------------------------------------------------------------------------------------
      1.00 - 1.09x(b)         3         $53,976,461       4.4%          1.05x         77.0%        7.836%
      1.10 - 1.19             9          64,290,687       5.3           1.17          75.8         7.361
      1.20 - 1.29            45         263,470,431      21.7           1.25          75.1         7.399
      1.30 - 1.39            35         329,867,455      27.2           1.34          74.7         7.168
      1.40 - 1.49            23          72,652,599       6.0           1.45          73.4         7.383
      1.50 - 1.59            20          86,543,424       7.1           1.53          73.9         7.286
      1.60 - 1.69             7         190,083,351      15.6           1.60          62.8         6.953
      1.70 - 1.79             5          12,066,340       1.0           1.74          64.4         7.310
      1.80 - 1.89             7          27,556,988       2.3           1.85          65.2         7.464
      1.90 - 1.99             1         108,000,000       8.9           1.95          54.0         6.720
      2.00 - 2.99             5           6,132,199       0.5           2.42          51.8         7.436
------------------------------------------------------------------------------------------------------------
   TOTAL\AVG.\WTD.AVG       160.0    $1,214,639,935     100.00%         1.44x         70.7%        7.215%
------------------------------------------------------------------------------------------------------------
(a) Column total may not add  up due to rounding.
(b) All three of these loans are NNN leases to investment grade tenants.

O   Weighted Average Current Debt Service Coverage Ratio:  1.44x

                                    CUT-OFF DATE LOAN TO VALUE RATIO (b)
------------------------------------------------------------------------------------------------------------
                                                                                  WEIGHTED
                                                                    WEIGHTED      AVERAGE       WEIGHTED
       RANGE OF         NUMBER OF     AGGREGATE     PERCENTAGE OF    AVERAGE      CUT-OFF       AVERAGE
     CUT-OFF DATE       MORTGAGE    CUT-OFF DATE     INITIAL POOL      U/W        DATE LTV      MORTGAGE
LOAN-TO-VALUE RATIOS %    LOANS      BALANCE (a)       BALANCE        DSCR         RATIO          RATE
------------------------------------------------------------------------------------------------------------
      30 - 39.99            1            $795,270        0.07%          2.28x      32.8%          7.39%
      40 - 49.99            3           4,064,262        0.33           1.62       44.3           7.95
      50 - 59.99           15         152,719,368       12.57           1.84       55.00          6.91
      60 - 69.99           36         308,984,750       25.44           1.52       63.9           7.17
      70 - 79.99           86         652,695,471       53.74           1.32       76.0           7.29
      80 - 84.99           18          93,934,204        7.73           1.27       82.8           7.28
      90+ (c)               1           1,446,609        0.12           1.02       90.4           7.17
------------------------------------------------------------------------------------------------------------
 TOTAL\AVG.\WTD.AVG.      160      $1,214,639,935      100.00%          1.44x      70.7%          7.215%
------------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.
(b) Ratio of Cut-Off Date Balance over Appraisal Value at Origination.
(c) This is a NNN lease to an investment grade tenant.

O   Weighted Average Cut-off Date Loan-to-Value Ratio:  70.7%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                REMAINING AMORTIZATION TERM (IN MONTHS)
-------------------------------------------------------------------------------------------------------
                                                                  WEIGHTED     WEIGHTED     WEIGHTED
                        NUMBER OF   AGGREGATE     PERCENTAGE OF    AVERAGE      AVERAGE      AVERAGE
RANGE OF AMORTIZATION   MORTGAGE   CUT-OFF DATE   INITIAL POOL       U/W     CUT-OFF DATE   MORTGAGE
     TERMS (MOS.)         LOANS    BALANCE (a)       BALANCE        DSCR       LTV RATIO      RATE
-------------------------------------------------------------------------------------------------------
0 - 179                     31     $158,792,544        13.1%         1.38x        70.9%       7.457%
180 - 239                   26      134,103,874        11.0          1.22         73.9        7.638
240 - 275                    1        1,644,430         0.1          1.46         70.0        8.010
276 - 299                   49      501,226,104        41.3          1.48         70.4        7.094
300 - 360                   53      418,872,983        34.5          1.48         69.9        7.131
-------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG         160   $1,214,639,935       100.0%         1.44x        70.7%       7.215%
-------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.

                                         CURRENT MORTGAGE RATES
-------------------------------------------------------------------------------------------------------
                                                                  WEIGHTED     WEIGHTED     WEIGHTED
                        NUMBER OF   AGGREGATE     PERCENTAGE OF    AVERAGE      AVERAGE      AVERAGE
     RANGE OF           MORTGAGE   CUT-OFF DATE   INITIAL POOL       U/W     CUT-OFF DATE   MORTGAGE
MORTGAGE RATES (%)        LOANS    BALANCE (a)       BALANCE        DSCR       LTV RATIO      RATE
-------------------------------------------------------------------------------------------------------
6.71% - 6.99%               11     $340,174,765        28.0%         1.68x        62.0%       6.834%
7.00% - 7.49%               84      541,473,880        44.6          1.37         75.0        7.161
7.50% - 7.99%               58      308,488,274        25.4          1.28         73.1        7.642
8.00% - 8.49%                4       17,054,546         1.4          1.33         66.8        8.157
8.50% - 8.99%                2        5,879,135         0.5          1.71         62.3        8.707
9.00% - 9.49                 1        1,569,336         0.1          1.46         44.6        9.020
-------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG         160   $1,214,639,935      100.00%         1.44x        70.7%       7.215%
-------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                         AMORTIZATION CHARACTERISTICS
--------------------------------------------------------------------------------------------------------------
                            NUMBER                                       WEIGHTED     WEIGHTED       WEIGHTED
                              OF          AGGREGATE        PERCENTAGE     AVERAGE      AVERAGE        AVERAGE
                           MORTGAGE     CUT-OFF DATE       OF INITIAL       U/W     CUT-OFF DATE     MORTGAGE
BALLOON TYPE                 LOANS       BALANCE (a)      POOL BALANCE     DSCR       LTV RATIO        RATE
--------------------------------------------------------------------------------------------------------------
Balloon                       139        $701,198,590         57.73%       1.35x         73.4%         7.386%
Fully Amortizing               18          58,732,429          4.84        1.31          73.6          7.522
ARD                             3         454,708,916         37.44        1.58          66.1          6.913
--------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG.           160      $1,214,639,935        100.00%       1.44x         70.7%         7.215%
--------------------------------------------------------------------------------------------------------------
(a)  Column total may not add up due to rounding.

                                  REMAINING TERM TO MATURITY (IN MONTHS) (b)
--------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED      WEIGHTED      WEIGHTED
RANGE OF REMAINING     NUMBER OF       AGGREGATE       PERCENTAGE OF    AVERAGE      AVERAGE        AVERAGE
 TERM TO MATURITY      MORTGAGE      CUT-OFF DATE      INITIAL POOL       U/W      CUT-OFF DATE    MORTGAGE
      (MOS.)             LOANS        BALANCE (a)         BALANCE        DSCR       LTV RATIO        RATE
--------------------------------------------------------------------------------------------------------------
60 - 83                    3           $12,526,370          1.0%         1.22x         77.8%         7.182%
84 - 119                 117           868,653,238         71.5          1.41          72.1          7.165
120 - 240                 40           333,460,328         27.5          1.50          66.7          7.347
--------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG       160        $1,214,639,935        100.00%        1.44x         70.7%         7.215%
--------------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.
(b) "Maturity" means the stated maturity date or, with respect to any Hyper-Amortization Loan, its Anticipated
    Repayment Date.

                                              YEAR OF ORIGINATION
--------------------------------------------------------------------------------------------------------------
                                                                       WEIGHTED      WEIGHTED      WEIGHTED
                       NUMBER OF       AGGREGATE       PERCENTAGE OF    AVERAGE      AVERAGE        AVERAGE
                       MORTGAGE      CUT-OFF DATE      INITIAL POOL       U/W      CUT-OFF DATE    MORTGAGE
YEAR OF ORIGINATION      LOANS        BALANCE (a)         BALANCE        DSCR       LTV RATIO        RATE
--------------------------------------------------------------------------------------------------------------
1997                      24          $235,496,689         19.39%        1.24x         74.9%         7.58%
1998                     136           979,143,246         80.61         1.48          69.7          7.13
--------------------------------------------------------------------------------------------------------------
TOTAL\AVG.\WTD.AVG       160        $1,214,639,935        100.00%        1.44x         70.7%         7.215%
--------------------------------------------------------------------------------------------------------------
(a) Column total may not add up due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                            WELLPOINT OFFICE COMPLEX
                                LOS ANGELES, CA

-------------------------------------------------------------------------------

                                LOAN INFORMATION
-------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $51,200,000

CUT-OFF DATE BALANCE:             $51,200,000

ORIGINATION DATE:                 July 11, 1997

INTEREST RATE:                    7.86%

MATURITY DATE:                    December 1, 2015

BORROWER/SPONSOR:                 T/A Warner Associates II, L.P., a special
                                  purpose entity controlled by Ari Lerner, Chris Ellis, and Apollo Real Estate &
                                  Investment Fund, LC

AMORTIZATION TERM:                The amoritization schedule is based off the
                                  calendar year as follows:

                                  7/97-12/31/98:       Interest Only

                                  1999:                35 year schedule
                                  2000:                30 year schedule
                                  2001:                21 year schedule
                                  2002:                17 year schedule
                                  2003:                15 year schedule
                                  2004-2015:           12 year schedule

PREPAYMENT TERMS/                 The loan may be prepaid in whole, but not in
DEFEASANCE/RELEASE                part according to the following schedule: For
PROVISIONS:                       years 1-7: no prepayment; Thereafter: Yield
                                  Maintenance; Years 5-7: Defeasance permitted with defeasance deposit and pledge.

UP-FRONT RESERVES:                Annual Replacement Reserve of $42,710;
                                  Completion Repair Reserve of $130,925 (125% of the recommended repair cost estimates that owner is responsible for as per the third party property condition report.

ONGOING RESERVES:                 Annual Completion Repair Reserve of $42,710.
                                  Annual Earthquake Insurance Reserves of
                                  $80,100.

COLLECTION ACCOUNT:               Hard Lock Box

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single asset

PROPERTY TYPE:                    Office

OCCUPANCY:                        100%

YEAR BUILT:                       1977

THE COLLATERAL:                   427,100 sq.ft. office building

RENTABLE SQUARE FEET:             427,100

MAJOR TENANTS:                    Wellpoint Health Networks occupies 100% of
                                  the building.

                                  Public Rating as of 6/1/98:

                                       S&P:          BBB+
                                       Moody's:      Baa3

                                  Lease expires in 2019 with two 5-year renewal options at fair market rent

PROPERTY MANAGEMENT:              LaSalle Partners

1997 NET OPERATING INCOME:        $4,270,000

UNDERWRITTEN CASH FLOW:           $4,227,290

APPRAISED VALUE:                  $67,000,000

APPRAISAL DATE:                   March 13, 1997

CUT-OFF DATE LOAN-TO-VALUE
RATIO:                            76.40%

ANNUAL DEBT SERVICE:              $4,024,320

UW CASH FLOW DSCR (1):            1.05x

LOAN/SQ.FT. AS OF CUT-OFF DATE:   $119.88

-------------------------------------------------------------------------------
(1) Based on underwritten cash flow

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                                53 STATE STREET
                                   BOSTON, MA

-------------------------------------------------------------------------------

                                LOAN INFORMATION
-------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $165,000,000

CUT-OFF DATE BALANCE:             $164,617,231

ORIGINATION DATE:                 April 1, 1998

INTEREST RATE:                    6.91%

ANTICIPATED REPAYMENT DATE        March 31, 2008
("ARD):

MATURITY DATE:                    March 31, 2023

BORROWER/SPONSOR:                 WFP 53 State Street Co. Limited Partnership,
                                  a special purpose entity controlled by World
                                  Financial Properties, L.P.

AMORTIZATION TERM:                25 years

HYPERAMORITIZATION:               From and after the ARD, the interest rate
                                  increases to 8.91%, with such increased
                                  interest being added to the unpaid principal balance of the Loan and all excess cash flow will be applied to pay down the outstanding principal balance of the Loan

PREPAYMENT TERMS/                 Years 1-4: Not Prepayable Years 5-9.5: Yield
DEFEASANCE/RELEASE                Maint. Years 9.5 - maturity: Prepayable
PROVISIONS:                       without penalty. Defeasance is permitted from
                                  about July 2000 by pledging U.S. Government direct or indirect obligations.

UP-FRONT RESERVES:                $592,500 for capital projects $4,407,500 for
                                  leasing $2,277,903 for insurance & taxes

ONGOING ANNUAL                    $168,000 for replacement reserve
RESERVES:                         $3,290,000 for leasing for 1st year
                                  $1,832,000 for leasing, thereafter

COLLECTION ACCOUNT:               Hard Lock Box

MEZZANINE DEBT:                   $25 million (partnership loan)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single asset

PROPERTY TYPE:                    Office

WEIGHTED AVERAGE OCCUPANCY:       99%

YEAR BUILT:                       1984

THE COLLATERAL:                   40 story office building

RENTABLE SQUARE FEET:             1,120,162 sf

MAJOR TENANTS:                                                         Lease
                                  Name                       Sq.Ft.  Expiration
                                  ----                       ------  ----------
                                  Goodwin, Procter & Hoar   283,937    4/2006
                                  Fidelity Properties       169,943    6/2006
                                  Choate, Hall & Stewart    126,195    8/2005
                                  Boston Consulting Group*  123,388    6/2008
                                  First Data                113,898    3/1999

                                  * 3,360 sf expires 6/30/00

PROPERTY MANAGEMENT:              World Financial Properties, L.P.

1997 NET OPERATING INCOME:        $22,287,000

UNDERWRITTEN CASH FLOW:           $22,224,000

APPRAISED VALUE:                  $265,000,000

APPRAISAL DATE:                   January 1, 1998

CUT-OFF DATE LOAN-TO-VALUE
RATIO:                            62%

ANNUAL DEBT SERVICE:              $13,880,760

UW CASH FLOW DSCR:  (1)           1.60x

LOAN/SQ.FT. AS OF CUT-OFF DATE:   $146.96

-------------------------------------------------------------------------------
(1) Based on underwritten cash flow

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                               375 HUDSON STREET
                                  NEW YORK, NY

-------------------------------------------------------------------------------

                                LOAN INFORMATION
-------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $183,000,000

CUT-OFF DATE BALANCE:             $182,091,684

ORIGINATION DATE:                 January 30, 1998

INTEREST RATE:                    7.03%

ANTICIPATED REPAYMENT DATE        February 1, 2008
("ARD):

MATURITY DATE:                    February 1, 2013

BORROWER/SPONSOR:                 TST 375 Hudson,LLC, a special-purpose entity
                                  controlled by Tishman, Speyer/Travelers Real
                                  Estate Venture, L.P.

AMORTIZATION TERM:                The Loan will amortize for the first five (5)
                                  years of the term on a monthly payment of $1,296,910, implying a twenty five (25) year schedule and thereafter on a monthly payment of $1,539,742 implying a seventeen (17) year schedule on the original principal balance.

HYPERAMORITIZATION:               From and after the ARD, the interest rate
                                  increases to 9.03%, with such increased
                                  interest being added to the unpaid principal balance of the Loan and all excess cash flow will be applied to pay down the oustanding principal balance of the Loan.

PREPAYMENT TERMS/                 Prepayment is permitted in whole only after
DEFEASANCE/RELEASE                August 1, 2007, without payment of a penalty.
PROVISIONS:                       No prepayment is permitted prior to such
                                  date. Defeasance is permitted from and after February 1, 2002 to February 1, 2007 by pledging U.S. Government obligations.

UP-FRONT RESERVES:                $324,423 tax and insurance escrow

ONGOING RESERVES:                 $1,000,000 annually, in monthly payments of
                                  $83,333 for tenant improvements.

                                  Monthly payments for insurance and property taxes

COLLECTION ACCOUNT:               Lender will have exclusive control over
                                  lock-box account from and after earlier of default and February 1, 2007.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single asset

PROPERTY TYPE:                    Office

WEIGHTED AVERAGE OCCUPANCY:       100%

YEAR BUILT:                       1987

THE COLLATERAL:                   973,435 square feet of office and retail in
                                  an 18-story tower with two levels of parking.

RENTABLE SQUARE FEET:             Office:                   912,542
                                  Retail/Basement:           60,893
                                                             ------
                                  Total:                    973,435

MAJOR TENANTS:                                                         Lease
                                  Tenant                     NRSF    Expiration
                                  ------                     ----    ----------
                                  Saatchi & Saatchi NA      769,768   Jan 2013
                                  Penguin Books             146,433   Feb 2010
                                  West Publishing            47,495   Oct 2004

PROPERTY MANAGEMENT:              Tishman Speyer Properties, LP

1997 NET OPERATING INCOME:        $21,277,320

UNDERWRITTEN CASH FLOW:           $21,016,440

APPRAISED VALUE:                  $237,000,000

APPRAISAL DATE:                   February 12, 1998

CUT-OFF DATE LOAN-TO-VALUE
RATIO:                            77%

ANNUAL DEBT SERVICE:              $15,562,923

DSCR (1):                         1.35x

LOAN/SQ.FT. AS OF CUT-OFF DATE:   $187

-------------------------------------------------------------------------------
(1) Based on underwritten cash flow

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                            MINNEAPOLIS CITY CENTER
                                MINNEAPOLIS, MN

-------------------------------------------------------------------------------

                                LOAN INFORMATION
-------------------------------------------------------------------------------

ORIGINAL PRINCIPAL BALANCE:       $108,000,000

CUT-OFF DATE BALANCE:             $108,000,000

ORIGINATION DATE:                 May 21, 1998

INTEREST RATE:                    6.72%

ANTICIPATED REPAYMENT DATE        May 31, 2008
("ARD):

MATURITY DATE:                    May 31, 2028

BORROWER/SPONSOR:                 Owner & Mortgagor is City Center Associates
                                  Limited Partnership; Borrower and holder of subordinate wrap mortgage and option is MCC
                                  Mortgage LP; Sponsor is Brookfield Properties
                                  Corporation

AMORTIZATION TERM:                The term of the loan is thirty (30) years.
                                  Equal monthly payments of principal and
                                  interest are required in an amount sufficient to fully amortize the Loan over a thirty (30) year schedule

HYPERAMORITIZATION:               From and after the ARD, the interest rate
                                  increases to the greater of 8.72%, or 102 basis points above the then prevailing yield to maturity on the "on the run" 20-year US
                                  Government Treasury security. Additional interest in excess of the initial interest rate shall be currently payable only to the extent of excess cash flow and shall otherwise accrue.

PREPAYMENT TERMS:                 The Loan may be prepaid in whole, but not in
                                  part, on any scheduled payment date,
                                  according to the following schedule:

                                  Years 1-4: greater of yield maintenance
                                  payment or 5% of the outstanding principal balance.

                                  Years 5-9.5: greater of yield maintenance payment or 2% of the outstanding principal balance.

                                  Thereafter fully prepayable without penalty.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:           Single asset

PROPERTY TYPE:                    Mixed Use (Office, Retail, Hotel, Garage)

WEIGHTED AVERAGE LEASED:          99%

YEAR BUILT:                       1982

THE COLLATERAL:                   Minneapolis City Center, 1,582,000 sf of
                                  office, retail, and storage, 687-car,
                                  six-level parking garage, and land on which a 602-room Marriott Hotel is constructed subject to a ground lease of which the borrower is the lessor

RENTABLE SQUARE FEET:             Office:                  1,081,000
                                  Retail:                    370,000
                                  Storage:                   131,000
                                                             -------
                                  Total:                   1,582,000

MAJOR TENANTS:                                                         Lease
                                  Tenant                      NRSF   Expiration
                                  ------                      ----   ----------
                                  Target (Dayton-Hudson)     675,064  11/2013
                                  International Multifoods   133,737   2/2003
                                  Gray, Plant & Mooty         72,832   3/1999
                                  Marshall's (Melville
                                    Corp. GTEG)               50,163   1/2003

PROPERTY MANAGEMENT:              Brookfield Management Services LLC

1997 NET OPERATING INCOME:        $15,493,928

UNDERWRITTEN CASH FLOW:           $15,545,314

APPRAISED VALUE:                  $200,000,000

APPRAISAL DATE:                   October 15, 1997

CUT-OFF DATE LOAN-TO-VALUE
RATIO:                            54%

ANNUAL DEBT SERVICE:              $8,380,003

UW CASH FLOW DSCR:  (1)           1.86x

LOAN/SQ.FT. AS OF CUT-OFF DATE:   $68.27

-------------------------------------------------------------------------------
(1) Based on underwritten cash flow

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                         Mortgage Capital Funding, Inc.
   Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC2
                        Classes A-1, A-2, B, C, D, E & X
                          $1,100,000,000 (approximate)
-------------------------------------------------------------------------------

                            MINNEAPOLIS CITY CENTER
                                MINNEAPOLIS, MN
                                                              (...CONTINUED...)
-------------------------------------------------------------------------------

                                LOAN INFORMATION
-------------------------------------------------------------------------------

RESERVES:                         Tenant Improvement/Leasing Commissions:

                                  - $5,000,000 required at closing, of which
                                    $2,000,000 is in the form of a Letter of Credit and $3,000,000 is in cash
                                  - Replenished at$125,000 per month as and if
                                    TI/LC reserve fund reduces below $5,000,000

                                  Repair Reserve:

                                  - $309,000 funded at closing
                                  - $12,500 monthly deposits beginning 6/1/98
                                  - $15,000 monthly deposits from
                                    1/1/99-12/31/99

                                  Replacement Reserve:

                                  - $26,367 monthly deposits required

                                  Debt Service Reserve:

                                  - First Reserve of $1,000,000 (or Letter of
                                    Credit) required at closing
                                  - Second Reserve of $1,270,000 (or Letter of
                                    Credit) required at closing, and is
                                    released when loan balance falls to
                                    $98,000,000

                                  - Third Reserve may be required if Hotel
                                    defaults under Hotel lease or any Hotel
                                    leasehold mortgage, in amount by which loan balance exceeds $98,000,000 plus Second Reserve

                                  - Second and Third Reserves may be replaced
                                    by sponsor guaranty if Sponsor credit
                                    rating exceeds BBB- IBCA

                                  Tax and Insurance Reserve:

                                  - $646,685 funded
                                  - $530,460 funded monthly initially

                                  Liquidity Letter of Credit:

                                  Letter of Credit in the amount of six month debt service is required to be provided for the period beginning six months prior to earliest date on which Borrower may exercise the purchase option for the property and ending on the date six months after the last date upon which the Mortgagor is obligated to deed the property under the purchase option

COLLECTION                        Property revenue is deposited into a clearing
ACCOUNTS:                         account controlled by the wrap mortgagee
                                  (i.e., the borrower) and then swept into the various borrower or mortgagor deposit accounts - debt service, tenant improvement/leasing commission, real estate tax/insurance, etc. The deposit accounts are controlled by the first mortgagee.

SUBORDINATE DEBT:                 Subordinate wrap mortgage, together with
                                  subordinated option to purchase property, held by borrower, with principal balance of $244,000,000 and accrued interest through
                                  12/31/97 of $299,817,247.

MEZZANINE DEBT:                   $25 million, held by an affiliate of the
                                  Borrower

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                              PROPERTY INFORMATION
-------------------------------------------------------------------------------






























-------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Citibank, N.A. and J.P. Morgan Securities Inc. and not by the issuer of the securities. Citibank, N.A. and J.P. Morgan Securities Inc. are acting as co-lead underwriters and not acting as agents for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.